Exhibit 4.1

                           CERTIFICATE OF ELIMINATION
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                          BUCKHEAD AMERICA CORPORATION

                       (Pursuant to Section 151(g) of the
                        Delaware General Corporation Law)

     Buckhead America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that the following resolutions respecting the Series A Preferred Stock were duly adopted by the Corporation's Board of Directors:

               WHEREAS, no shares of the Corporation's Series A Preferred Stock are outstanding and no shares of the Series A Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Series A Preferred Stock;

               NOW, THEREFORE IT IS HEREBY RESOLVED, that the officers of the Corporation be, and each of them is hereby, authorized, empowered and directed to cause a certificate of elimination to be executed and filed with the Secretary of the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the certificate of designations with respect to the Series A Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 9th day of February, 2001.

                               BUCKHEAD AMERICA CORPORATION



                               By: /s/ Douglas C. Collins
                                   --------------------------------------
                                   Douglas C. Collins, President and Chief
                                   Executive Officer




1359517

                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                            SERIES B PREFERRED STOCK

                                       OF

                          BUCKHEAD AMERICA CORPORATION


It is hereby certified that:

     1. The name of the corporation is Buckhead America Corporation (the "Corporation").

     2. Article Fourth of the Certificate of Incorporation, as amended by Certificate of Amendment, of the Corporation authorizes the issuance of 200,000 shares of Preferred Stock and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly conferred upon them as aforesaid, adopted a resolution creating a series of 30,000 shares of Preferred Stock designated "Series B Preferred Stock". No shares of Series B Preferred Stock have been issued.

     4. Pursuant to the authority conferred upon the Board of Directors by the amended Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors adopted on November 15, 2000 the following resolutions setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of the shares of the Series B Preferred Stock:

     "RESOLVED, that pursuant to authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended by Certificate of Amendment dated June 1, 1998 and filed with the Delaware Secretary of State on June 4, 1998, the Board of Directors hereby creates a series of Preferred Stock, par value $100 per share, of the Corporation and states its designation and number of shares and fixes the relative rights, preferences and limitations thereof as follows:

     1. Designation. The designation shall be "Series B Preferred Stock" (the "Series B Preferred Stock"). Each share of the Series B Preferred Stock shall be identical in all respects to each other share of Series B Preferred Stock. The Series B Preferred Stock shall have a par value of $100.00 per share ("Par Value").

     2.  Number.  The  number of shares of  Series B  Preferred  Stock  shall be
30,000, which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series B Preferred Stock purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series upon proper filing with the Delaware Secretary of State.

     3. Non-Voting. The Series B Preferred Stock shall not have any voting rights, unless otherwise required by law.

     4. Dividends; Rights upon Liquidation. Beginning as of January 1, 2000, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock (and pari passu with the distribution to the holders of any other series of Preferred Stock), cumulative current dividends at the rate per annum of 9.25%, when and to the extent declared by the Board of Directors out of funds legally available therefor, to holders of record at the close of business on the last day of each calendar month of each calendar year. All accumulated or declared but unpaid dividends of the Series B Preferred Stock must be paid in full before any cash dividend may be declared on the Common Stock. Accumulated dividends shall mean all dividends on the Series B Preferred Stock which have accrued thereon to the holders of record on the last day of each calendar month and remain unpaid as of any future date.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed in the following order of priority:

          (a) The holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock (and pari passu with the distribution to the holders of any other series of Preferred Stock), an amount equal to the Par Value plus any accumulated dividends on each share of Series B Preferred Stock then outstanding, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such shares of Series B Preferred Stock. If the assets and funds of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4(a), then all the assets of the Corporation available for distribution shall be distributed to the holders of

Series B Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

          (b) After distribution of the amount set forth in Section 4(a) hereof, the holders of Series B Preferred Stock shall not be entitled to any further distributions.

     5. Default Conversion.

          (a) Beginning on January 1, 2000 and continuing thereafter, if and when the aggregate amount of the accumulated or declared but unpaid dividends, whether or not consecutive, on the Series B Preferred Stock equals or exceeds $138,750 then, at the written request of all of the holders of the then outstanding shares of Series B Preferred Stock, which must be given, if at all, within ninety (90) days after the aggregate amount of accumulated or declared but unpaid dividends equals or exceeds $138,750, the Corporation shall, subject to Section 5(d), convert ("Default Conversion") the applicable portion of the shares of Series B Preferred Stock held by such requesting holders (the "Converting Preferred Shares") to Common Stock. The Converting Preferred Shares shall mean that number of the then outstanding shares of the Series B Preferred Stock determined by dividing the Default Conversion Value by 110 plus the amount of the accumulated or declared but unpaid dividends accrued as of the Default Conversion Date (as hereinafter defined) with respect to each share of the Series B Preferred Stock then outstanding. The date on which the Default Conversion takes place shall be referred to hereinafter as the "Default Conversion Date". The aggregate accumulated or declared but unpaid dividends on all of the then outstanding shares of Series B Preferred Stock on the Default Conversion Date shall be referred to as the "Default Conversion Value." The Corporation shall effect such Default Conversion within thirty (30) days of receiving timely written notice from the holders of Series B Preferred Stock that the holders wish to convert the Converting Preferred Shares into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be issued for the Converting Preferred Shares shall be determined by dividing the Default Conversion Value by the Common Stock Price (as defined herein after). For purposes of this Section 5(a), the "Common Stock Price" shall mean the average per share closing price (as reported by The Wall Street Journal) of the Common Stock at the close of trading on each of the ten (10) trading days immediately preceding the Default Conversion Date.

          (b) At least 15 days prior to a Default Conversion Date, written notice shall be mailed, first class, postage prepaid, certified, return receipt requested, or be deposited for overnight delivery with an overnight air courier service which guarantees next day delivery, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the maximum number of Converting Preferred Shares to be exchanged, at the address last shown on the records of the Corporation for such holder, notifying such holder of the exchange to be effected, the Default Conversion Date, the place at which exchange may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the maximum number of Converting Preferred Shares to be exchanged (the "Default Conversion Notice"). Except as provided in Section 5(c), on or after the Default Conversion Date, each holder of Series B Preferred Stock to be converted shall surrender to the Corporation the certificate or certificates representing the maximum number of Converting Preferred Shares to be surrendered, in the manner and at the place designated in the Default Conversion Notice, and thereupon a certificate for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, shall be tendered to the person whose name appears on such certificate or certificates as the owner thereof and a certificate or certificates of Series B Preferred Stock equaling the actual number of Converting Preferred Shares shall be canceled. Notwithstanding the foregoing, the exchange of Converting Preferred Shares for shares of Common Stock pursuant to this Section 5 shall not affect or reduce the accumulated or declared but unpaid dividends on all shares of the Series B Preferred Stock not converted.

          (c) From and after the Default Conversion Date, all rights of the holders of shares of Series B Preferred Stock requesting conversion as holders of Series B Preferred Stock (except the right to receive such shares of Common Stock to which such holder is entitled upon surrender of his certificate or certificates) shall cease with respect to only Converting Preferred Shares which have actually been surrendered in exchange for Common Stock, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (d) The aggregate number of shares of Series B Preferred Stock which may be exchanged by requesting holders into Common Stock pursuant to Section 5(a) shall be limited to fifty percent of the outstanding shares of Series B Preferred Stock. Notwithstanding the foregoing, the number of shares of Series B Preferred Stock which may be exchanged by requesting holders into Common Stock pursuant to Section 5(a) shall be limited to that number of shares of Series B Preferred Stock which do not cause the Corporation to violate Nasdaq's Rule 4460(i) (Non-Quantitative Designation Criteria for Issuers Exceptions United Partnerships-Shareholder Approval), or any similar rule promulgated by any exchange on which the Common Stock shall then be listed. With regard to any share of the Converting Preferred Shares which may not be exchanged into shares of Common Stock due to such Nasdaq or other exchange rules, the Corporation shall promptly seek the approval of the exchange of remaining shares of Converting Preferred Shares for shares of Common Stock from the Nasdaq Stock Market or other securities exchange in which the Corporation's shares of Common Stock are then traded. In the event that approval is not obtained, the Corporation shall purchase the number of Converting Preferred Shares as to which conversion has been requested, but cannot be accomplished due to this Section 5(d). The purchase price for each such share of Converting Preferred Shares shall be equal to $110 plus the aggregate accumulated or declared but unpaid dividends with respect to each of the outstanding shares of Series B Preferred Stock.

     6. Conversion After September 17, 2004.

          (a) Right of Holders to Convert. At any time after September 17, 2004, all holders of Series B Preferred Stock may convert any or all of such Series B Preferred Stock into fully paid and non-assessable shares of Common Stock. If less than all of such shares of Series B Preferred Stock are converted at any time, the holders of the remaining shares of Series B Preferred Stock shall have the continuing option to convert the remaining shares of Series B Preferred Stock pursuant to this Section 6(a). The aggregate number of shares of Common
Stock issuable upon such conversion shall be calculated as follows: dividing $100.00 ("Optional Conversion Price") by the "Common Stock Price" (as hereinafter defined) and multiplying that amount by the number of shares of Series B Preferred Stock being so converted. "Common Stock Price" is the average per share closing price (as reported by The Wall Street Journal) of the Common

Stock at the close of trading of each of the ten trading days immediately preceding the "Optional Notice Date" (as hereinafter defined). "Optional Notice Date" means the date on which the Corporation received written notice from the holder of Series B Preferred Stock exercising such conversion, which notice shall set forth the number of shares of Series B Preferred Stock being so converted and be accompanied by a certificate evidencing such shares, duly executed by such holder of record. The Corporation shall effect such Optional Conversion within thirty (30) days of the Optional Notice Date.

          (b) Right of Corporation to Cause Conversion. At any time after September 17, 2004 and at the election of the Corporation upon giving written notice, all, but not less than all, of the Series B Preferred Stock shall be converted into shares of Common Stock ("Required Conversion"). The Corporation shall effect such Required Conversion no earlier than fifteen (15) business days after nor later than thirty (30) days after the Required Notice Date (as hereinafter defined). "Required Notice Date" shall be the date on which the Corporation deposits into the mail written notice of such Required Conversion, and the "Required Conversion Date" shall be the date on which the Corporation effects such Required Conversion. The aggregate number of shares of Common Stock to be received by the holders of shares of Series B Preferred Stock upon the Required Conversion shall be calculated as follows: divide $110.00 ("Required Conversion Price") by the Common Stock Price (as hereinafter defined) and multiply that amount by the number of shares of Series B Preferred Stock being so converted. "Common Stock Price" is the average per share closing price (as reported by The Wall Street Journal) of the Common Stock at the close of trading of each of the ten trading days immediately preceding the "Required Notice Date." After the Required Conversion, the shares of Series B Preferred Stock shall be deemed to have been cancelled and no longer issued and outstanding, and the Corporation shall promptly issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders shall be entitled upon the Corporation's receipt of the cancelled Series B Preferred Stock certificates from such holders.

          (c) Dividends. Upon a Required Conversion of all shares of Series B Preferred Stock as provided in Section 6(b), all accumulated or declared but unpaid dividends with respect to such shares through and including the Required Conversion Date shall be paid to the holder thereof in cash out of funds legally available therefor, and any such Required Conversion is hereby conditioned for all purposes thereon. Upon an Optional Conversion of any shares of Series B Preferred Stock as provided in Section 6(a), all accumulated or declared but unpaid dividends with respect to such shares shall be paid to the holder thereof in cash out of funds legally available therefor, or if funds are not legally available therefor, then the Corporation issue additional shares of Common Stock to the holders of shares of Series B Preferred Stock at the Common Stock Price (as defined in Section 6(a)) in exchange for such accumulated or declared but unpaid dividends.

     7. No Fractional Shares. Notwithstanding any term or provision contained herein to the contrary in Section 5 or Section 6, the Corporation shall not issue any fractional shares of Common Stock. In the event a holder would have been entitled to fractional shares, then the Corporation shall, in lieu thereof, issue payment in cash to such holder for the value of such fractional shares not issued in the conversion.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the Series B Preferred Stock and fixing the powers, designations, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof with respect to the Series B Preferred Stock shall, upon the filing of the Certificate of Designation, Preferences and Rights with respect thereto, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware."

     5. The effective date of this instrument shall be the date this Certificate of Designation, Preferences and Rights of Series B Preferred Stock is filed with the Secretary of State of Delaware.






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                                       6

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Chief Executive Officer and, such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct of his own knowledge this 9th day of February, 2001.



                                      /s/ Douglas C. Collins
                                      -----------------------------------------
                                      Douglas C. Collins
                                      President and Chief Executive Officer



                                       7


1359492